Exhibit 10.1

AGREEMENT AND AMENDMENT NO. 5

This AGREEMENT AND AMENDMENT NO. 5 (this “Fifth Amendment”) is made this 28 day of November, 2016 by and between ORAMED Ltd., a company incorporated under the laws of the State of Israel, # 513976712 with an address at High-Tech Park 2/4, Givat Ram, Jerusalem, Israel 93706 (the “Company”), and KNRY, Ltd., a company incorporated under the laws of the State of Israel, # 513836502 with an address at 2 Elza Street, Jerusalem, Israel 93706 (the “Consultant”).

WHEREAS:

A.          The Company and the Consultant are parties to the Agreement dated as of July 1, 2008 (the “Original Agreement”), as amended on July 18, 2013, on November 13, 2014, on July 21, 2015 and on June 27, 2016 (all the amendments together with the Original Agreement, the “Service Agreement”), for services to be provided by Nadav Kidron Israeli I.D. number 027424282 (“Nadav”); and

B.           The Company and the Consultant wish to amend the Service Agreement to revise the terms of the Consultant compensation thereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.	Amendment to Section 6. Section 6 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“Compensation. Effective from January 2017 (inclusive), the Company shall pay to the Consultant in consideration for the performance of the Consulting Services, a gross monthly amount of 127,570 + VAT (the “Consideration”), subject to the receipt by the Company of an invoice from the Consultant. Each of the Consultant and Nadav hereby declares that neither of them has, nor shall have in the future, any claims or demands in respect of amounts paid prior to May 2008.”

2.	Amendment to Section 8. Section 6 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“Company car. Effective from November 2016 (inclusive), in addition to the Consideration, the Company shall provide the Consultant with leased car with an aggregate cost of (a) leasing a car of category 4, and (b) additional $10,000 per year, for the use and maintenance of Nadav, and shall forward to the Consultant a payment reflecting the gross up of the tax due as a result of the use and maintenance of the car by Nadav.”

3.	Ratification. As amended hereby, the Service Agreement is ratified and confirmed and all other terms and conditions remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Fifth Amendment effective as of the date and year first above written.

ORAMED LTD.		KNRY LTD.

Per:	/s/ Yifat Zommer		/s/ Nadav Kidron
Name:	Yifat Zommer	Name:	Nadav Kidron
Title:	Chief Financial Officer and Secretary

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